Exhibit 10.58

OMNIBUS LIMITED CONSENT AND AMENDMENT No. 2 to AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT AND AMENDMENT NO. 5 TO PLEDGE AGREEMENT
This OMNIBUS LIMITED CONSENT AND AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT AND AMENDMENT NO. 5 TO PLEDGE AGREEMENT (this “Agreement”) is made as of this 10th day of December, 2018, by and among WRIGHT MEDICAL GROUP N.V., a public limited liability company organized and existing under the laws of the Netherlands with its corporate seat (statutaire zetel) in Amsterdam and registered with the Dutch trade register under number 34250781, as a Guarantor (“Parent”), WRIGHT MEDICAL GROUP, INC., a Delaware corporation (“Wright”), each of the direct and indirect Subsidiaries of Parent set forth on the signature pages hereto (individually as a “Borrower”, and collectively with Wright, the “Borrowers”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, individually as a Lender, and as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.
RECITALS
A.Agent, Lenders, Parent and Borrowers have entered into that certain Amended and Restated Credit, Security and Guaranty Agreement, dated as of May 7, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including by that certain Limited Consent and Amendment No. 1 to Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 24, 2018 and that certain Limited Consent to Amended and Restated Credit, Security and Guaranty Agreement, dated as of November 16, 2018, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended hereby, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.Parent, certain of its direct and indirect Subsidiaries party thereto (together with Parent, the “Pledgors”) and Agent have entered into that certain Pledge Agreement, dated as of December 23, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including by that certain Pledge Amendment, dated as of December 19, 2017, that certain Omnibus Limited Consent and Amendment No. 3 to Credit, Security and Guaranty Agreement and Amendment No. 2 to Pledge Agreement, dated as of February 13, 2018, by that certain Pledge Amendment, dated as of May 7, 2018 and by that certain Pledge Amendment, dated as of October 16, 2018, the “Original Pledge Agreement”; the Original Pledge Agreement, as amended hereby, the “Pledge Agreement”), pursuant to which the Pledgors have granted to Agent a security interest in certain equity interests set forth therein to secure the Obligations under the Credit Agreement.

C.Parent and certain of its Subsidiaries desire to consummate a corporate reorganization (the “Felding Reorganization”) pursuant to which (i) WMG Holding, LLC, a Delaware limited liability company (the “New US Subsidiary”) will be formed as a new direct Subsidiary of Wright

Medical Technology, Inc., a Delaware corporation (“Wright Technology”), (ii) Wright Technology will sell to Parent (the “Wright Technology Disposition”) three intercompany notes previously sent to Agent and identified in the Felding Reorganization Plan (as defined below) and all of the equity interest of the New US Subsidiary and certain Foreign Subsidiaries identified in the Felding Reorganization Plan (collectively, the “Wright Technology Subsidiaries”) in exchange for Parent issuing an intercompany note to Wright Technology in an aggregate principal amount not to exceed $110,000,000 (the “Wright Technology Investment”), (iii) Wright Technology will contribute an unsecured intercompany note to WM Netherlands C.V. as set forth in the Felding Reorganization Plan (the “C.V. Disposition”), (iv) Parent will issue an intercompany note to the New US Subsidiary in an aggregate principal amount not to exceed $1,000,000 as set forth in the Felding Reorganization Plan (the “Parent Investment” and together with the Wright Technology Investment, the “Felding Investments”) and (v) Parent will subsequently contribute (the “Parent Disposition” and together with the Wright Technology Disposition and the C.V. Disposition, the “Felding Dispositions”) all of the equity interest of those certain Foreign Subsidiaries identified in the Felding Reorganization Plan (the “Parent Foreign Subsidiaries”) and all of the equity interest of the Wright Technology Subsidiaries to Felding Finance B.V., a public limited liability company organized and existing under the laws of the Netherlands (“Felding”), in each case, pursuant to the steps set forth in the final restructuring plan most recently delivered by Borrowers to Agent on the date hereof (the “Felding Reorganization Plan”) and resulting in the corporate and intercompany note structure reflected in the Felding Reorganization Plan.

D.Parent and the Borrowers have requested that (i) Agent consent to the Felding Reorganization and (ii) Agent and the Lenders constituting at least the Required Lenders (a) amend certain terms of the Existing Credit Agreement relating to a credit balance in the Payment Account and fees related thereto and (b) amend certain terms of the Original Pledge Agreement related to the Felding Reorganization, including the release of Agent’s security interest in the Released Collateral (defined below), and, on and subject to the conditions and terms set forth herein, the Agent has agreed to consent to the Felding Reorganization as a Permitted Internal Reorganization and Agent and the Lenders constituting at least the Required Lenders have agreed to so amend the Existing Credit Agreement and the Original Pledge Agreement, each as more fully set forth and subject to the terms and conditions herein.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Required Lenders, Parent and Borrowers hereby agree as follows:
1.Defined Terms; Recitals. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto). The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement.

2.Limited Consent and Approval.

(a)Subject to the satisfaction of the conditions and accordance with the terms set forth in this Agreement, including, without limitation, the satisfaction of the conditions set forth in Section 6 hereof, Agent hereby approves the Felding Reorganization as required by the definition of “Permitted Internal Reorganization” in the Credit Agreement; provided, that (i) the Felding Reorganization shall be consummated, in all material respects, in accordance with the terms of the Felding Reorganization Plan and (ii) at the time the Felding Reorganization is consummated and after giving effect thereto, no Event of Default has occurred and is continuing.

(b)Agent hereby approves and agrees that (i) the Felding Investments are each a Permitted Investment pursuant to clause (q) thereof, and (ii) the Felding Dispositions are each a Permitted Asset Disposition pursuant to clause (m) thereof.

(c)Notwithstanding the provisions of 4.11(d) of the Credit Agreement, Agent hereby waives the Joinder Requirements with respect to New US Subsidiary; provided that (x) the Felding Reorganization is consummated on or prior to March 31, 2019 (or such later date as may be agreed in writing by Agent in its sole discretion) and (y) the Credit Parties do not make any Investment (other than any de minimis Investment) in the New US Subsidiary prior to the consummation of the Felding Reorganization (the agreements and approvals set forth in clauses (a) through (c), collectively, the “Limited Consent”).

(d)The parties hereto agree that $188,709.44 (the “Float Credit Amount”) shall be credited against the next float fees due to Agent pursuant to the fourth sentence of Section 2.2(a) of the Credit Agreement following the date hereof until such time as the Float Credit Amount has been reduced to $0.  The Float Credit Amount represents the aggregate float fees Borrowers were charged from October 1, 2018 through November 30, 2018.

(e)The Limited Consent is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (ii) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (iii) waive any Default and/or Event of Default that may exist and is continuing as of the date hereof; or (iv) establish a custom or course of dealing among the Parent and Borrowers, on the one hand, or Agent or any Lender, on the other hand. Other than as explicitly set forth herein, Agent has not approved, and will not be deemed to have approved, any transaction ancillary to or entered into in connection with the Felding Reorganization, including without limitation, the transfer of any cash or cash equivalents by any Credit Party in connection with the Felding Reorganization.

3.Amendments to the Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction of the conditions set forth in Section 6 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the new defined term in alphabetical order therein:

““Revolver Peg Balance” means an aggregate amount notified by Borrower Representative to Agent from time to time; provided that (a) Borrower Representative shall send such notices no more frequently than once per month (unless Agent otherwise consents in its Permitted Discretion), (b) in no event shall the Revolver Peg Balance be in excess of $75,000,000 and (c) upon the occurrence of an Event of Default, the Revolver Peg Balance shall be automatically reduced to zero Dollars ($0) and shall remain at such level until (i) Agent has provided Borrower Representative notice that the Event of Default is no longer continuing or (ii) Agent otherwise notifies Borrower Representative in writing.”
(b)Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (c) of the definition of “Excluded Subsidiary” as follows:

“(c)(i) TMW Insurance, Inc., so long as TMW Insurance, Inc. at no time has assets with a value in excess of $500,000 in the aggregate and (ii) Wright International, Inc., so long as Wright International, Inc. at no time has assets with a value in excess of $1,000,000 in the aggregate, and”.
(c)Section 2.1(b)(ii)(C) of the Existing Credit Agreement is hereby amended by amending and restating such section as follows:

“(C) Principal payable on account of Revolving Loans shall be payable by Borrowers to Agent (I) at any time that the Revolving Loan Outstandings exceed the Revolver Peg Balance as provided in Section 2.11(d), immediately upon the receipt by any Borrower or Agent of any payments on or proceeds from any of the Third Party Accounts or other Collateral that is part of the Borrowing Base, and (II) in full on the Termination Date.”
(d)Section 2.2(a) of the Existing Credit Agreement is hereby amended by amending and restating the fourth sentence thereof as follows:

“For purposes of calculating interest, at any time the Revolving Loan Outstandings are in excess of $23,000,000, all funds transferred to the Payment Account shall be subject to a five (5) Business Day clearance period and all interest accruing on such funds during such clearance period shall accrue for the benefit of Agent, and not for the benefit of the Revolving Lenders.”

(e)Section 2.11(d) of the Existing Credit Agreement is hereby amended by amending and restating such section as follows:

“(d)    Agent shall apply, on a daily basis when the Revolving Loan Outstandings exceed the Revolver Peg Balance, funds transferred into the Payment Account pursuant to this Section 2.11 to reduce the Revolving Loan Outstandings to an amount equal to the

Revolver Peg Balance in such order of application as Agent shall elect. If (i) as the result of collections of Third Party Accounts or proceeds of other Collateral included in the Borrowing Base pursuant to the terms and conditions of this Section 2.11, a credit balance exists with respect to the Loan Account or (ii) the Revolving Loan Outstandings are less than or equal to the Revolver Peg Balance, then such amounts shall not accrue interest in favor of Borrowers, but Agent shall transfer, on a weekly basis, the funds in the Payment Account not otherwise applied to reduce the Revolver Loan Outstandings in accordance with the previous sentence into an account designated by Borrower Representative for so long as no Event of Default exists.”

4.Amendments to the Original Pledge Agreement.

(a)Schedule I of the Original Pledge Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the attached Schedule I.

(b)Agent, without recourse, representation or warranty and at Credit Parties’ sole cost and expense, hereby releases all of its right, title and interest in and to all Equity Interests (as defined in the Original Pledge Agreement) of (i) the Parent Foreign Subsidiaries pledged to Agent by Parent and (ii) the Wright Technology Subsidiaries pledged to Agent by Wright Technology (collectively, the “Released Collateral”).

5.Representations and Warranties. Each Credit Party hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty).

6.Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its reasonable discretion:

(a)The Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Agreement from each Credit Party, the Agent and the Required Lenders;

(b)all representations and warranties of the Credit Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty) (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c)both immediately before and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing or result therefrom; and
(d)the Credit Parties shall have delivered such other documents, information, certificates, records, permits, and filings as Agent may reasonably request.

7.Costs and Fees. Parent and Borrowers shall be responsible for the payment of all reasonable, documented and invoiced out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and any related Financing Documents.

8.No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a modification or waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.Reaffirmation. Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions. Each Credit Party confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens.

10.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement, the Pledge Agreement and Financing Documents. On and after the date hereof, (i) this Agreement shall constitute a “Financing Document” under and as defined in the Credit Agreement and the other Financing Documents and (ii) each reference in the Credit Agreement or Pledge Agreement, as applicable, to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement or the Pledge Agreement, as applicable, as amended by this Agreement.

(b)Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8 (Governing Law; Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(d)Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(e)Entire Agreement.    This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(f)Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g)Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

By:     Apollo Capital Management, L.P.,
its investment manager

By:    Apollo Capital Management GP, LLC,
its general partner

By:_/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:	MIDCAP FUNDING IV TRUST,
as a Lender

By:     Apollo Capital Management, L.P.,
its investment manager

By:    Apollo Capital Management GP, LLC,
its general partner

By: _/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS:
APOLLO INVESTMENT CORPORATION,
as a Lender

By: Apollo Investment Management, L.P., as Advisor
By: ACC Management, LLC, as its General Partner
By: /s/ Tanner Powell
Name: Tanner Powell
Title: Authorized Signatory

BORROWERS:	BioMimetic Therapeutics Canada, Inc., as a Borrower By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Vice President
BioMimetic Therapeutics LLC, as a Borrower and a Pledgor By:/s/ Lance A. Berry Name: Lance A. Berry Title: Treasurer
BioMimetic Therapeutics USA, Inc., as a Borrower By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Vice President
INBONE Technologies, inc., as a Borrower and a Pledgor By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury
OrthoHelix Surgical Designs, Inc., as a Borrower By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
OrthoPro, L.L.C., as a Borrower By:/s/ Lance A. Berry Name: Lance A. Berry Title: President and Chief Financial Officer

Solana Surgical, LLC, as a Borrower By: Wright Medical Group, Inc., its sole member By: /s/ Lance A. Berry Name: Lance A. Berry Title: Senior Vice President and Chief Financial Officer
Tornier US Holdings, Inc., as a Borrower and a Pledgor By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
Tornier, Inc., as a Borrower By: /s/ W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
Trooper Holdings Inc., as a Borrower and a Pledgor By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Treasurer
White Box Orthopedics, LLC, as a Borrower By: /s/ Lance A. Berry Name: Lance A. Berry Title: President and Chief Financial Officer
Wright Medical Capital, Inc., as a Borrower By: /s/ W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury

Wright Medical Technology, Inc., as a Borrower and a Pledgor By:/s/ W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury
Wright Medical Group Intellectual Property, Inc., as a Borrower By: /s/ W. Dean Morgan Name: W. Dean Morgan Title: Vice President, Tax and Treasury
Wright Medical Group, Inc., as a Borrower and a Pledgor By:/s/ Lance A. Berry Name: Lance A. Berry Title: Senior Vice President and Chief Financial Officer
Cartiva, Inc., as a Borrower By:/s/ Lance A. Berry Name: Lance A. Berry Title: President

GUARANTOR, PLEDGOR AND PARENT:	Wright Medical Group N.V. By: /s/ Lance A. Berry Name: Lance A. Berry Title: Senior Vice President and Chief Financial Officer